EXHIBIT 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE LANDSEA HOMES CORP.	)	C.A. No. 2023- -
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VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Landsea Homes Corp. (“Landsea” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate corporate acts described below as follows:

NATURE OF THE ACTION

1.            This Petition asks the Court to validate, and declare effective, Landsea’s Second Amended and Restated Certificate of Incorporation, dated January 7, 2021 (Exhibit A, the “New Certificate of Incorporation”) that increased the aggregate number of authorized shares of Class A common stock from 100 million shares to 500 million shares (the “Share Increase Amendment”). To date, the Company has only issued approximately 40 million shares of common stock. However, given this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) (the “Boxed Decision”), the Company seeks this Court’s validation of the New Certificate of Incorporation, including the Share Increase Amendment, to eliminate any uncertainty related to the effectiveness of the New Certificate of Incorporation and Share Increase Amendment.

2.            Landsea’s New Certificate of Incorporation, including the Share Increase Amendment, was approved in connection with a merger between a special purpose acquisition company (“SPAC”) and a target business. Both the New Certificate of Incorporation and Share Increase Amendment were approved by a vote of a majority of the voting power of the Class A common stock and Class B common stock then outstanding voting together as a single class. In addition, a majority of the outstanding Class A shares voted in favor of the New Certificate of Incorporation and Share Increase Amendment (although the Company did not obtain a separate vote of the Class A shares). The Company believed in good faith that the voting procedure was valid under Delaware law.

3.            But the Boxed Decision called into question the Company’s good faith belief that the voting procedure used to adopt the Share Increase Amendment was valid under Delaware law. In the Boxed Decision, the Court interpreted a SPAC’s charter as creating two classes of common stock instead of two series, such that any charter amendment to increase the number of authorized shares of Class A common stock would require a separate Class A vote under Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). See Boxed, 2022 WL 17959766, at *8.

4.            Following the Boxed Decision, this Court has faced a flood of Section 205 petitions from companies that similarly undertook de-SPAC mergers and adopted amendments to their certificates of incorporation to increase the number of authorized Class A common shares without a separate Class A vote. This Court first validated such a petition on February 20, 2023. See In re Lordstown Motors Corp., 2023 WL 2155651 (Del. Ch. Feb. 21, 2023) (the “Lordstown Decision”). Since then, this Court has validated over forty petitions related to de-SPAC transactions like the one at issue here because a contrary ruling would “invite untold chaos.” Id. at *2.

5.            The Company seeks relief under Section 205 to re-establish, and otherwise confirm, the validity of the New Certificate of Incorporation and Share Increase Amendment so that the Company may issue stock in reliance on the Share Increase Amendment and ensure that stockholders receive securities under the terms set forth in the New Certificate of Incorporation.

FACTUAL ALLEGATIONS

A.	The Company Incorporates and Goes Public

6.            Landsea is a Delaware corporation originally incorporated as a SPAC on June 29, 2017, under the name LF Capital Acquisition Corp. The Company is a residential homebuilder that designs and builds master-planned communities throughout the United States.

7.            On June 13, 2018, the Company filed a Form 8-K, announcing the consummation of its initial public offering (“IPO”). In connection with the IPO, the Company filed an Amended and Restated Certificate of Incorporation, dated June 19, 2018 (Exhibit B, the “Old Certificate of Incorporation”). Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 116,000,000 shares, consisting of (a) 115,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 15,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Ex. B at Art. IV § 4.1 (emphasis in original).

B.	The Company Enters into a Merger Agreement and Schedules a Special Meeting of Stockholders to Vote on the Merger Agreement

8.         On August 31, 2020, the Company entered into an agreement and plan of merger with various entities (the “Merger Agreement”), whereby the Company would acquire LF Capital Acquisition Corp.’s wholly owned subsidiary, LFCA Merger Sub, Inc. (the “Merger”). The New Certificate of Incorporation provided for a change in the Company’s name from Landsea Homes Incorporated to Landsea Homes Corporation.

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9.           After entering into the Merger Agreement, the Company scheduled a special meeting of SPAC stockholders (the “Special Meeting”). As set forth in the Company’s November 23, 2020 proxy statement (Exhibit C, the “2020 Proxy Statement”), the stockholders were set to vote on seven proposals at the Special Meeting. Among the proposals was the Share Increase Amendment (Proposal 4I), which would increase the total aggregate number of authorized shares of common stock from 115 million shares to 500 million shares, inclusive of a conversion of the Class B common stock into Class A common stock and an increase in the Class A common stock from 100 million to 500 million.

10.         The 2020 Proxy Statement explained to the stockholders that the reason for the Share Increase Amendment was that:

The Board believes this amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of common stock and preferred stock, which will be available for issuance from time to time as determined by the post-combination board of directors for any proper corporate purpose including additional equity financings without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws.

Ex. C at 138.

11.         The 2020 Proxy Statement also set forth the voting standard for approval of the Share Increase Amendment and adoption of the New Certificate of Incorporation. Both the Share Increase Amendment and New Certificate of Incorporation would be adopted and approved only if at least a majority of the votes cast by holders of the Company’s outstanding shares of common stock voted in favor.1 Id. at 140, 145.

1 With respect to the Share Increase Amendment, approval was also conditioned upon approval of the additional Proposal 4 governance amendments to be included in the New Certificate of Incorporation. See id. at 145.

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C.	The Merger Is Approved at the Special Meeting and Consummated Thereafter

12.         The Company held its Special Meeting on December 14, 2020. As of the record date of the Special Meeting, there were an aggregate of 16,100,613 shares of the Company’s common stock outstanding and entitled to vote. Of those shares, 12,219,363 were shares of Class A common stock and 3,881,250 were shares of Class B common stock.

13.         At the Special Meeting, 12,630,036 shares, or approximately 78% of the then-outstanding shares of the Company’s common stock entitled to vote, were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s December 14, 2020 Form 8-K (Exhibit D, the “Results Form 8-K”), the Share Increase Amendment received the affirmative vote of 11,785,822 shares, or approximately 73% of the outstanding shares entitled to vote at the Special Meeting. Ex. D at 5. The proposal to approve and adopt the New Certificate of Incorporation, which included the Share Increase Amendment, received the affirmative vote of 12,335,294 shares, or approximately 77% of the outstanding shares entitled to vote at the Special Meeting. Id. at 3. As a result, the Company believed in good faith that the New Certificate of Incorporation and the Share Increase Amendment received the requisite stockholder approval.

14.         Although the 2020 Proxy Statement did not specify that a separate vote of the Class A common stock was required for the Share Increase Amendment, approximately 65% of the outstanding shares of Class A common stock approved the Share Increase Amendment.2 And with respect to approval of the New Certificate of Incorporation as a whole, approximately 69% of the outstanding shares of Class A common stock approved the New Certificate of Incorporation.3

15.         On January 7, 2021, the Merger was consummated and the New Certificate of Incorporation was filed with the Delaware Secretary of State.

16.         Immediately prior to the Merger, each share of the Company’s Class B common stock converted into one share of Class A common stock. Then, at the effective time of the New Certificate of Incorporation, each share of Class A common stock (including the shares of Class B common stock that had converted into Class A common stock), was reclassified into a share of common stock (the “Reclassification”). As a result, after the closing of the Merger, the Company had 46,231,025 shares of common stock outstanding. The Company’s common stock now trades on the NASDAQ under the ticker symbol “LSEA.”

2 11,785,822 shares of common stock voted in favor of the Share Increase Amendment. Assuming all of the holders of Class B common stock were present and voted in favor of the Share Increase Amendment, at least 7,904,572 of the 12,219,363 shares of Class A common stock (that is, a majority of the shares of Class A common stock outstanding on the record date), voted in favor of the Share Increase Amendment.

3 12,335,294 shares of common stock voted in favor of Proposal No. 3, approving the New Certificate of Incorporation. Assuming all of the holders of Class B common stock were present and voted in favor, at least 8,454,044 of the 12,219,363 shares of Class A common stock (that is, a majority of the shares of Class A common stock outstanding on the record date), voted in favor of the New Certificate of Incorporation.

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17.         The number of shares of common stock issued and outstanding immediately following the Merger was and at all times through the date hereof has remained less than the 100 million authorized shares of Class A common stock originally provided for under the Old Certificate of Incorporation. As of March 23, 2023, the Company had approximately 40 million shares of Common Stock outstanding, well below the Old Certificate of Incorporation’s Class A common stock threshold.

D.	The Boxed Decision

18.         This Court’s recent decision in Boxed called into question the validity of the Share Increase Amendment. In the Boxed Decision, the Court considered a petition for attorneys’ fees in response to a stockholder demand. There, as here, the defendant corporation sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Prior to the stockholder vote, however, the plaintiff in Boxed wrote a letter to the company’s board asserting that its voting standard for the amendment to increase the number of authorized shares of Class A common stock violated the voting rights of the Class A common stockholders under DGCL Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require a separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

19.         In assessing the corporate benefit to the company, the Court considered whether a separate vote of the Class A common stock was necessary under DGCL Section 242(b)(2). Id. at *4. The Court then interpreted the relevant charter provision holding that Class A and Class B common shares were “classes” rather than “series” of stock such that an amendment to increase the number of authorized Class A common shares “required a separate Class A vote” under DGCL Section 242(b)(2). Id. at *9.

20.         Here, the Company obtained the affirmative vote of a majority of the outstanding shares of Class A common stock in approving both the New Certificate of Incorporation and the Share Increase Amendment; however, the 2020 Proxy Statement did not disclose that a separate vote of the Class A common stock was required to approve the Share Increase Amendment. While the Boxed Decision is not a final ruling on the merits, the opinion suggests that a court may view the Company’s Class A common stock as a separate class of capital stock. If so, the Share Increase Amendment would have required a separate vote of the Class A common stock.

21.         As a result of the uncertainty regarding the issues raised in the Boxed Decision, the validity and effectiveness of the New Certificate of Incorporation and Share Increase Amendment remain uncertain absent relief from the Court.

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E.	The Lordstown Decision

22.         The Boxed Decision prompted an onslaught of Section 205 petitions from companies seeking to validate share increase proposals, similar to the one adopted by Landsea. On February 21, 2023, this Court in In re Lordstown Motors Corp., 2023 WL 2155651 (Del. Ch. Feb. 21, 2023), for the first time, retroactively validated a share increase proposal substantially similar to the Share Increase Amendment. The Court held that validation was appropriate and that each of the Section 205 factors the Court considered in deciding whether to validate a corporate act justified validation. Id. at *9.

23.         First, the Court found that there was “no reason to doubt that the Company and Board approved and effectuated the Charter Amendment with the good faith belief that the amendment complied with Delaware law” and that “it was not until Boxed that the Company perceived a risk that the Charter Amendment could be viewed as potentially defective.” Id.

24.         Second, the Court found that the company consistently treated its corporate acts as valid and effective, having issued shares in excess of the number of shares authorized under its old certificate of incorporation, and disclosed such issuances in public filings. Id.

25.         Third, the Court could not “conceive of any legitimate harm that would result from validating the Charter Amendment” given that all parties believed that the stock increase proposal was proper such that “[v]alidation would give effect to the de-SPAC merger on the terms understood and accepted by its participants.” Id. at *10.

26.         Fourth, the Court found that absent validation, there would be widespread harm because there would be remaining doubts about the validity of the company’s capital structure which could cause “market disruption, impair the Company’s commercial relationships, chill strategic opportunities, and jeopardize employee relationships.” Id. With such uncertainty, it could mean that the company would “not be able to issue public filings, especially if its auditors raise concerns about the effect of uncertainties on the Company’s financial statements” and that, as a result, the company could risk being delisted from NASDAQ. Id.

27.         Fifth, the Court noted that other factors militated in favor of validation and validation would be “just and equitable” given that “Section 205 is the most efficient and conclusive—and perhaps the only—recourse available to the Company” and that “[r]atification of the Charter Amendment under Section 204 is not a practicable alternative because it is not clear which stockholders would be entitled to vote on a ratification proposal” given that “since the vote on the Charter Amendment, the Company’s Class A Common Stock has been actively traded on the NASDAQ.” Id. at *11.

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28.         Finally, the Court noted that Lordstown Motors would be “far from the last company” to seek validation post-Boxed and that the legal analysis in Lordstown “should prove instructive to other companies seeking the court’s assistance to validate similar corporate acts.” Id. at *1, *6.

F.	The Court Should Validate, and Declare Effective, the New Certificate of Incorporation and the Share Increase Amendment

29.         Under DGCL Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified .. . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4).

30.         Section 205(d) sets out five factors that the Court “may consider” when determining whether to validate a corporate act:

(1)       Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2)       Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3)       Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4)       Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5)       Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

31.         As in Lordstown, each factor here weighs in favor of validating the New Certificate of Incorporation and Share Increase Amendment.

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1.	Landsea Has Demonstrated a Good Faith Belief in the Validity of the New Certificate of Incorporation and Share Increase Amendment

32.          Landsea has demonstrated its good faith belief that the Share Increase Amendment was approved in accordance with Delaware law based on the actions the Company took following the Special Meeting. The Company’s Results Form 8- K disclosed that the Share Increase Amendment was approved by approximately 73% of the outstanding shares entitled to vote at the Special Meeting. Ex. D at 5. In addition, the Results Form 8-K also disclosed that the New Certificate of Incorporation was approved by approximately 77% of the outstanding shares entitled to vote at the Special Meeting. Id. at 3. The Company filed the New Certificate of Incorporation with the Delaware Secretary of State on January 7, 2021, based on the belief that the New Certificate of Incorporation and Share Increase Amendment were validly approved. It was not until the Boxed Decision that the Company had any reason to doubt the validity of the New Certificate of Incorporation or the Share Increase Amendment.

2.	Landsea Has Treated the New Certificate of Incorporation and Share Increase Amendment as Valid

33.          Landsea represented in its Results Form 8-K that its stockholders validly approved the Share Increase Amendment and New Certificate of Incorporation at the Special Meeting. Id. at 3, 5. In numerous public filings since the closing of the Merger, the Company has disclosed to its stockholders that it is authorized to issue 500 million shares of Class A common stock.

3.	No Person or Entity Would Be Harmed by Validating the Share Increase Amendment or New Certificate of Incorporation

34.         There is no reason to believe that any party would be harmed by the ratification and validation of the Share Increase Amendment and New Certificate of Incorporation. Rather, validation would give effect to the de-SPAC merger, including the Share Increase Amendment, on the terms understood and accepted by its participants. It would also restore settled expectations of the Company and its stockholders with respect to the Company’s New Certificate of Incorporation and the Company’s capitalization structure.

35.         Further, no stockholder has claimed that any harm resulted from the voting procedures related to the Share Increase Amendment or the New Certificate of Incorporation. Landsea had not received a demand letter from, or been sued by, a stockholder complaining about any of the stockholder votes taken in connection with the Merger.

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4.	Absent Validation, Landsea Could Face Significant Harm

36.         Without validating the New Certificate of Incorporation and Share Increase Amendment, Landsea and numerous other parties could face significant harm.

37.         First, Landsea’s stockholders have relied on the validity of the New Certificate of Incorporation, including the fact that it authorizes the Company to issue up to 500 million shares of common stock. In the absence of validating the Share Increase Amendment, it is unclear whether the Company has the ability to issue shares beyond the Old Certificate of Incorporation’s share threshold. In addition, third parties who purchased or purchase Landsea common stock may lack certainty with respect to their rights as stockholders.

38.         Second, the uncertainty regarding the Company’s capital structure could jeopardize its current and potential financing arrangements and operational matters. The Company may need to raise additional capital to execute its business plan and continue ongoing operations. The uncertainty regarding the validity of the Share Increase Amendment may prevent the Company from raising that additional capital through other sales of securities.

39.         Third, the Company is scheduled to hold its annual meeting on June 7, 2023 (the “Annual Meeting”). The Company needs confirmation of the number of shares of common stock that are outstanding and eligible to vote in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the existing uncertainty.

5.	Other Factors Weigh in Favor of Validation

40.         Additional considerations militate in favor of validation. First, and as explained in the Lordstown Decision, relief under Section 205 is the “most efficient and conclusive—and perhaps the only—recourse available to the Company.” 2023 WL 2155651, at *10. Validation under Section 205 is therefore consistent with the purpose of Section 205 to provide a means to remedy “defective corporate acts that would otherwise be considered incurable.” Id. (quoting Cirillo Fam. Tr. v. Moezinia, 2018 WL 3388398, at *8-9 (Del. Ch. July 11, 2018)).

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41.         Second, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Share Increase Amendment required the approval of the Class A common stockholders voting as a separate class from the Class B common stockholders, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. The Class A common stock under the Old Certificate of Incorporation (including the Class B common stock that had previously converted into Class A common stock) has since been converted to common stock in the Reclassification. And numerous shares have traded in the open market since the closing of the Merger such that Company lacks a practical way to effectively trace the shares that were issued before the Share Increase Amendment became effective.

42.         And even if self-help through Section 204 were available, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. The Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3). While the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State.

43.         Finally, the dozens of decisions by this Court already validating similar de-SPAC transactions weighs in favor of validation. As in Lordstown, and numerous other cases where Section 205 validation has been granted, the Petition also involves a share increase proposal that approved an increase in the number of authorized Class A common shares by a vote of the majority of the common shares entitled to vote, voting as a single class. 2023 WL 2155651, at *2-3. The Court has routinely granted relief on these facts despite the Boxed Decision for many of the same reasons as set forth above. See id. at *9-11.

44.         The Company therefore respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation, including the Share Increase Amendment, in order to prevent harm to the Company, its stockholders, and its business prospects.

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COUNT ONE

(Validation of Defective Corporate Act and Putative Stock Under 8 Del. C. § 205)

45.         The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

46.         The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act and any putative stock.

47.         The Company consummated the Merger and filed the New Certificate of Incorporation, which effectuated the Share Increase Amendment, with the good faith belief that the New Certificate of Incorporation was adopted in compliance with Delaware law.

48.         The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance on the New Certificate of Incorporation as valid.

49.         The Company issued shares of common stock in reliance on the effectiveness of the New Certificate of Incorporation, and has reflected those shares as issued and outstanding in all of its SEC filings, financial statements, and third- party agreements requiring it to indicate the number of authorized shares of common stock since the time they were issued.

50.         The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance on the New Certificate of Incorporation as valid.

51.         The Company has no reason to believe that any person would be harmed by the validation of the New Certificate of Incorporation, including the Share Increase Amendment, and any shares of the Company’s common stock issued to date in reliance on the New Certificate of Incorporation.

52.         The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Share Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.

53.         As previously noted, the Company, its stockholders, and its future commercial prospects may be irreparably harmed absent relief from this Court.

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PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.          Validating and declaring effective the New Certificate of Incorporation, including the Share Increase Amendment, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B.           Validating and declaring effective any and all shares of Company common stock issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of common stock; and

C.           Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
OF COUNSEL:	Kevin M. Gallagher (#5337)
Christopher D. Belelieu	Spencer V. Crawford (#7035)
GIBSON, DUNN & CRUTCHER LLP	RICHARDS, LAYTON & FINGER, P.A.
200 Park Avenue	One Rodney Square
New York, New York 10166	920 North King Street
(212) 351-4000	Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Petitioner Landsea Homes
Corp.

Dated: March 24, 2023

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